Exhibit 3.2

                                                       As Amended
                                                 December 1, 1995




                      UNITED AIR LINES, INC.

                              By-Laws


                          April 25, 1985


                             ARTICLE I

                      STOCKHOLDERS' MEETINGS

     SECTION 1.  Annual Meetings.  The annual meeting of
stockholders shall be held at an hour and date to be determined by the Board of Directors.

     SECTION 2. Special Meetings. A special meeting of the stockholders may be called to be held at any time by the Secretary at the direction and request of any two members of the Board of Directors, or as otherwise authorized by the Certificate of Incorporation or by law.

     SECTION 3.  Place of Meetings.  All meetings of the
stockholders of the Corporation shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as specified or fixed in the respective notices or waivers of notices thereof.

     SECTION 4. Notice of Meetings. Except as otherwise required by statute, written notice of each meeting of stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote, not less than 10 nor more than 60 days before the date of the meeting, by delivering such notice personally or by mail in a postage-prepaid envelope addressed to him at his address as it appears on the stock books of the Corporation. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting. Notice of special meetings shall state the purpose(s) for which the meeting is called. Any stockholder may, prior to, at the meeting or subsequent thereto, waive notice of any meeting, in writing signed by himself or his duly appointed attorney-in-fact.

     SECTION 5. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence at meetings in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business and the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be binding upon all stockholders of the Corporation. In the absence of a quorum, the meeting may be adjourned, for not more than 30 days, by a majority of the voting shares present; no notice of an adjourned meeting need be given.

     SECTION 6. Voting by Corporations. Shares standing in the name of a corporation may be voted or represented on behalf of such corporation by the Chairman, President, any Vice President, the Secretary or any Assistant Secretary of such corporation or by any person authorized so to do by a proxy or power of attorney executed by any such officer of such corporation or by authority of the Board of Directors of such corporation.

     SECTION 7. Consents in Lieu of Voting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of the stockholders may be dispensed with upon the written consent of stockholders in the manner provided by law.


                            ARTICLE II

                        BOARD OF DIRECTORS

     SECTION 1. Number and Term of Office. Subject to any limitations set forth in the Certificate of Incorporation, the number of directors shall be fixed each year by the stockholders. Each director shall be elected by a plurality vote of the stockholders at their annual meeting, or, where applicable, in accordance with Section 2 below. Each director shall hold office until the next annual meeting and thereafter until his successor is duly elected or appointed and qualified, subject, however, to removal by the stockholders.

     SECTION 2. Vacancies. In case of any vacancies in the Board of Directors not caused by removal, the additional director(s) may be elected either (a) by a majority of the directors then in office, although less than a quorum, or (b) by the stockholders, at either an annual or special meeting.

     SECTION 3. Quorum. Except as otherwise required by law or by the Certificate of Incorporation or as otherwise provided herein, one-third of the total number of directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Meetings. Regular meetings shall be held at such time and place(s) as the Board of Directors may from time to time determine. Special meetings shall be held whenever called by the Chairman of the Board, the President, or any two directors. Notice of any special meeting shall be mailed to each director, not later than five days before the date of such meeting or communicated to each director personally or by telegraph or telephone not later than the day before such meeting. Notice of a meeting need not be given to a director if waived by him in writing or if he shall be present at the meeting.

     SECTION 5. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

     SECTION 6.  Telephone Conference or Similar Meeting.
Members of the Board of Directors or of any committee elected or appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 7. Resignations and Removal of Directors. Any director of the Corporation may resign at any time by giving written notice thereof to the Secretary. Except as otherwise provided by law or the Certificate of Incorporation, any director may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote; and the vacancy in the Board caused thereby may be filled by the stockholders at the same time or any time thereafter.

     SECTION 8. Conduct of Meetings. The Chairman, or if that office be vacant, the President, shall preside at meetings of the Board of Directors. In the absence of both, a temporary chairman shall be elected from the Directors present. The Secretary shall record all meetings, but in his absence, an Assistant Secretary or a person appointed for the purpose shall act as Secretary of the meeting.


                            ARTICLE III

                            COMMITTEES

     SECTION 1. Appointment. The Board of Directors may, from time to time, by affirmative vote of a majority of the whole Board, appoint committees, including an Executive Committee, for any purpose. Each such committee shall consist of two or more directors. The Board shall delegate to any such committee, such powers as the Board may deem appropriate; provided, however, that no committee shall be authorized to (a) elect any officer of the corporation, (b) designate the Chief Executive Officer, (c) fill any vacancy in the Board of Directors or any newly created directorship, (d) amend these By-Laws or (e) take any action which under these By-Laws requires the vote of a specified proportion of the Board of Directors.

     SECTION 2. Powers. Any action taken by a committee in accordance with its purpose and within the powers delegated to it by the Board of Directors, shall have the same effect as if such action were taken by the Board of Directors.

     SECTION 3. Meetings. A majority of the members of a committee shall constitute a quorum for the transaction of business by the committee, and the act of the majority of members present shall be an act of the committee. Meetings of a committee may be held by conference telephone and actions may be taken by consent in lieu of a meeting, subject to the provision for same applicable to the whole Board of Directors. Notice of any meeting of a committee shall be communicated to each member by mail not less than five days before such meeting, or personally, by telephone or by telegraph not less than one day prior to such meeting; provided that notice need not be given to any member if waived by him in writing or if he is present at the meeting.

     SECTION 4. Records. Records shall be kept of the acts and proceedings of any committee and same shall be reported from time to time to the Board of Directors.


                            ARTICLE IV

                  OFFICERS, EMPLOYEES AND AGENTS

     SECTION 1. Officers. The officers of the Corporation who shall be elected by the Board of Directors, may be a Chairman and shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person.

     SECTION 2. Term of Office. So far as practicable, each elected officer shall be elected at the organization meeting of the Board in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until his successor is chosen or until his earlier death, resignation or removal in the manner hereinafter provided. Any officer may be removed at any time, with or without cause, by the Board of Directors.

     SECTION 3. Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. As Chief Executive Officer, such officer shall have general and active control of its business and affairs. He shall have general power to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal; to sign stock certificates; subject to the approval of the Board of Directors, to select all employees and agents of the Corporation whose selection is not otherwise provided for and to fix the compensation thereof; to remove or suspend any employee or agent who shall not have been selected by the Board of Directors; to suspend for cause, pending final action by the Board of Directors, any employee or agent who shall have been selected by it, and to exercise all the powers usually and customarily performed by the Chief Executive Officer of a corporation.

     SECTION 4. Chairman of the Board. The Board of Directors may elect a Chairman of the Board, who may, but need not, be designated Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he may be present, and shall have such other powers and duties as he may be called upon by the President or the Board of Directors to perform.

     SECTION 5. President. The President, if not designated as Chief Executive Officer of the Corporation, shall share with the Chairman of the Board in the general management of the business and affairs of the Corporation and direction of all other officers of the Corporation. In the event of the absence, disability or vacancy in the office of the Chairman of the Board, the President shall act in his place with authority to exercise all his powers and perform his duties.

     SECTION 6. Vice Presidents. The several Vice Presidents shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors, or the Chief Executive Officer, respectively. In the event of the absence or disability of both the Chairman of the Board and the President, the Chief Executive Officer may designate one of the several Vice Presidents to act in his place with authority to exercise all of his powers and perform his duties, provided that the Board of Directors may change such designation, or if the Chief Executive Officer fails or is unable to make such designation, the Board may make such designation at a regular or special meeting called for that purpose.

     SECTION 7. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in charge of the Treasurer. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

     SECTION 8. Treasurer. The Treasurer shall be responsible for the collection, receipt, care, custody and disbursement of the funds of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositories as the Board of Directors shall, from time to time, direct. He shall have the care and custody of all securities owned by the Corporation and shall deposit such securities with such banks or in such safe deposit vaults, and under such controls, as the Board of Directors shall, from time to time, direct. He shall disburse funds of the Corporation on the basis of vouchers properly approved for payment. He shall be responsible for the maintenance of detailed records thereof as may be required. He shall have the power to sign stock certificates; and to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. He shall have such other duties as are commonly incidental to the office of Treasurer or as may be prescribed by the Board of Directors, the Chief Executive Officer, or a Vice President designated by the Chief Executive Officer. In the absence of the Treasurer, an Assistant Treasurer shall perform his duties.

     SECTION 9. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

     SECTION 10. Compensation. The compensation of the Chairman and the President shall be fixed, from time to time, by the Board of Directors. The compensation of all other officers of the Corporation shall be fixed by the Chief Executive Officer, subject to review at the discretion of the Board of Directors; provided, that changes in the compensation of any officer of the Corporation shall not be effective until such time as the Board of Directors shall have approved or affirmatively declined to review same.


                             ARTICLE V

                   STOCK AND TRANSFERS OF STOCK

     SECTION 1. Stock Certificates. Every stockholder shall be entitled to a certificate signed by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation.

     SECTION 2.  Transfer Agents and Registrars.  The Board of
Directors may, in its discretion, appoint responsible banks or trust companies from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation.

     SECTION 3. Transfers of Stock. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     SECTION 4. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any); provided, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required.
     SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors is authorized, from time to time, to fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                            ARTICLE VI

                           MISCELLANEOUS

     SECTION 1. Fiscal Year. The Fiscal year of the Corporation shall be the calendar year.

     SECTION 2. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation.
The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 3. Voting of Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and President shall each have full power and authority, in the name of and on behalf of the Corporation, to attend, act and vote at any meeting of stockholders of a corporation in which the Corporation may hold stock, and, in connection with any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might possess and exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.

     Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President may exercise the power and authority granted by this Section 3 through the execution of proxies to any person or persons or may delegate such power or authority, including the power and authority to execute proxies, to any officer, employee or agent of the Corporation.

     SECTION 4. Indemnity of Directors, Officers and Employees. Subject to state law restrictions and any restrictions contained in the Certificate of Incorporation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was serving at the request of the Corporation as a fiduciary of any employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if:

          (1) he acted in good faith and in a manner he reasonably believed to be in compliance with the provisions of the law under which such action, suit or proceeding arises, and

          (2) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Advances may be made by the Corporation against costs, expenses and fees at the discretion of, and upon such terms as may be determined by the Board of Directors.

     The right of indemnification provided hereunder shall not be deemed exclusive of any other right to which any person may be entitled under the Certificate of Incorporation or otherwise, or of any other indemnification which may lawfully be granted to any person in addition to the indemnification provided hereunder. Indemnification provided hereunder shall, in the case of death of a person indemnified, inure to the benefit of his heirs, executors or other lawful representatives.

     For purposes of this By-Law, the term "person" shall mean a Director, officer or employee of this Corporation.


                            ARTICLE VII

                            AMENDMENTS

     The holders of a majority of the outstanding shares of the Corporation may adopt, alter or repeal the By-Laws of this Corporation and, subject to the right of the stockholders, the Board of Directors, may adopt, alter or repeal the By-Laws of the Corporation.

     I, THE UNDERSIGNED, Assistant Secretary Of UNITED AIR LINES,
INC., a corporation of the State of Delaware, HEREBY CERTIFY that the foregoing is a true, correct and complete copy of the By-Laws of the said Corporation as at present in force.

     In WITNESS WHEREOF, I have hereto subscribed my name and affixed the seal of the said Corporation, this ___ day of ____________, 19__.



                                              Assistant Secretary